Cinedigm Announces Third Quarter Fiscal Year 2013 Financial Results

Year over Year Revenue and EBITDA Growth Driven by Strong Performance in Company’s Digital Cinema Installations and Content Entertainment Group

LOS ANGELES (February 13, 2013) - Cinedigm Digital Cinema Corp. (NASDAQ: CIDM), the global leader in the digital distribution revolution, today announced financial results for the third quarter fiscal 2013 which ended December 31, 2012.

Quarterly Highlights Include:

●	Consolidated revenues up 17% to $23.2 million and consolidated adjusted EBITDA increased to $14.5 million from $14.3 million in the year-ago period
●	Non deployment revenues up 53% to $9.6 million and non-deployment adjusted EBITDA up 58% from year-ago period to $2.2 million
●	Cinedigm’s domestic digital cinema deployment currently totals 11,697 screens installed with 269 exhibitor partners; 835 screens installed in third quarter
●	Cinedigm’s movie release, “The Invisible War,” nominated for Academy Award® in the Best Feature Documentary category
●	13 independent films acquired to date

Third Quarter Fiscal 2013 Results

Revenues for the third quarter of fiscal 2013 were $23.2 million, a 17% increase from $19.8 million in the third quarter a year ago. The increase in revenues was primarily the result of strong performance in Cinedigm’s Entertainment Group (CEG), including results from the New Video acquisition, which closed in April 2012, as well as continued steady results from the Company’s recurring revenue digital cinema servicing and software platforms.

In the third quarter of fiscal 2013, Adjusted EBITDA from continuing operations totaled $14.5 million, an increase from $14.3 million in the year-ago period. Excluding Cinedigm’s deployment business, Adjusted EBITDA from continuing non-deployment operations was $2.2 million, an increase of 58% from the year ago period and an increase of 81% from the previous quarter.  Non-Deployment EBITDA in the quarter included $0.4 million of film distribution costs incurred in the quarter as CEG ramped up its film releasing business, building toward a goal of 20-25 releases per year.  These third quarter distribution costs were incurred in advance of any home entertainment revenues for those film releases, which will be realized in subsequent periods.

Consolidated net loss decreased to $1.8 million or $0.03 per share for the quarter compared to a consolidated net loss of $10.6 million or $0.28 per share in the comparable prior year period, and a net loss of $2.6 million or $0.06 per share in the preceding quarter.

Digital Cinema Deployment Highlights:

●	Cinedigm experienced the third highest installation quarter in its history, installing 835 digital systems as the Phase 2 installation period ended at January 31st, 2013.
●
Cinedigm’s US and Canadian digital cinema deployment currently totals 11,697 screens installed with 269 exhibitor partners, representing in excess of 70% of all North American exhibitors and approximately 40% of all North American digital cinema screens.

●	Cinedigm is finalizing contracts to bring its Virtual Print Fee (VPF) program to drive in movie theatres.
●	Also in the quarter, the Company signed its first large scale international deployment with Caribbean Theaters, with installations to commence in the fourth quarter.

Entertainment Distribution Highlights:

●	The Company’s fiscal year 2013 movie release, “The Invisible War,” was nominated for an Academy Award® in the Best Feature Documentary category and is one of the best reviewed movies of the year.
●	Cinedigm released two films theatrically in the third quarter fiscal 2013; “Citadel” and “In Our Nature.”
●	Cinedigm distributed 2,830 hours of film and TV content to more than 22 digital partners.
●	Through the end of the quarter, Cinedigm’s live content on digital platforms totaled over 2,130 unique films and 365 seasons of TV comprising over 5,732 episodes.
●
Cinedigm acquired 714 hours of new movies and TV series, including the classic Toei Anime franchise “Digimon,” 22 new festival films from our Sundance partnership, and the top-rated series “Coast Guard Alaska” & “Coast Guard Florida” from Al Roker Entertainment.

●	With the recently acquired content, the Company's total library is over 18,943 movies and television episodes.
●	Digital revenues increased 50% year-to-date versus industry average of 28%.

Software Highlights:

●	Dan Sherlock joined in January as the new president of the software division.
●	Signed Southern for our exhibitor management system and our TCC-Enterprise system
●	Signed LD Entertainment for our TDS product.
●
Internationally, software installations began in Ireland and the UK.  The quarter also saw the Company sign the first large scale international deployment with Caribbean Theaters, who will begin installing our software in our fiscal fourth quarter. The company expects Australian and New Zealand installations to also commence in the fourth quarter.

“We are pleased that each of our divisions made significant operational progress in the last quarter.  We exceeded our goals for the now complete Phase 2 domestic deployment, expanded our footprint internationally, released two independent films domestically with strong ancillary market pre-sales,  grew our feature distribution slate to 13 titles and further expanded our industry leading home entertainment library with numerous film and television title acquisitions,” said Chris McGurk, Chairman and CEO.  “Importantly, garnering an Academy Award® nomination for ‘The Invisible War’ has both dramatically increased awareness of the critical issue of military sexual assault and underscored that in year one as a complete digitally-focused studio, Cinedigm is already making a big impact on the entertainment business.”

“We’ve consistently stated that fiscal year 2013 is a year focused on both investment and growth,” added Adam Mizel, Chief Operating Officer and CFO.  “Cinedigm continues to benefit from the recurring revenues generated by its installed systems, software maintenance fees, and the inherent operating leverage embedded in its business model.  With the completion of our domestic Phase 2 deployment at January 31st, we are focused on expanding our international servicing partnerships, as well as our exhibition and distribution software client base.  In addition, our strong independent film slate and recent home entertainment acquisitions are setting us up for a strong start to fiscal 2014.”

Nine-Month Fiscal 2013 Results

For the first nine months of fiscal 2013, revenues increased $7.8 million to $66.7 million as compared to $58.9 million for the same period year ago. Adjusted EBITDA from continuing operations year-to-date was $42.1 million, compared to $44.8 million in the first nine months of the prior year reflecting the reduced virtual print fees due to unexpected shifts in the breadth and timing of various major studio movie releases in July and August. Consolidated net loss decreased to $9.5 million or $0.21 per share for the first nine months of the fiscal year compared to a consolidated net loss of $17.3 million or $0.49 per share in the comparable prior year period.

Fiscal 2013 Outlook

Cinedigm is reaffirming its fiscal 2013 guidance and expects consolidated GAAP revenues including its deployment units of $91-$97 million, and consolidated Adjusted EBITDA of $57-$59 million in Fiscal 2013.  The Company is also reaffirming that it expects fiscal 2013 Adjusted EBITDA from non-deployment operations of $6.7-$7.7 million.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based expenses and compensation, merger and acquisition costs, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EST on February 13, 2013. The conference call can be accessed by dialing (877) 754-5303 or for international callers by dialing (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning February 13, 2013 at 5:30 p.m. EST, through February 20, 2013 at 11:59 p.m. EST. To access the replay, dial (800) 585-8367 (U.S.) or (404) 537-3406 (International) and use passcode: 96792519.

About Cinedigm

Cinedigm is a leader in digital entertainment revolution.  Cinedigm's pioneering digital cinema deployment and servicing efforts, and our state of the art distribution and exhibition software, are cornerstones of the digital cinema transformation. Cinedigm's is also the leading digital aggregator of independent content in the world, providing end-to-end digital content delivery to theaters, across digital and on-demand platforms, and on DVD/Blu-ray. Through partnerships with iTunes, Netflix, Amazon, Google, Hulu, Vudu, Xbox, Playstation, and others, Cinedigm reaches a global digital audience. The company’s library of over 5,000 titles includes award-winning documentaries from Docurama Films®, next-gen indies from Flatiron Film Company® and acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Film. CEG is proud to distribute many Oscar®-nominated films including “The Invisible War,” “Hell and Back Again,” “GasLand,” “Waste Land” and “Paradise Lost 3: Purgatory.” Upcoming multi-platform releases include “Don’t Stop Believin’: Everyman’s Journey,” “Come Out And Play,” “Arthur Newman,” and “Violet and Daisy.”  Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com. [CIDM-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contact:

For more information:
Jill Newhouse Calcaterra
Cinedigm/CMO
jcalcaterra@cinedigm.com

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	December 31, 2012	March 31, 2012
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$17,321	$17,843
Restricted available-for-sale investments	—	9,477
Accounts receivable, net	38,538	24,502
Deferred costs, current portion	2,199	2,228
Unbilled revenue, current portion	7,982	7,510
Prepaid and other current assets	7,249	1,121
Note receivable, current portion	478	498
Assets held for sale	—	214
Total current assets	73,767	63,393
Restricted cash	5,751	5,751
Security deposits	241	207
Property and equipment, net	178,275	200,974
Intangible assets, net	14,439	466
Capitalized software costs, net	6,650	5,156
Goodwill	7,101	5,765
Deferred costs, net of current portion	3,481	5,080
Unbilled revenue, net of current portion	611	617
Accounts receivable, long-term	1,602	773
Note receivable, net of current portion	134	465
Investment in non-consolidated entity, net	2,830	1,490
Total assets	$294,882	$290,137

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(continued)

	December 31, 2012	March 31, 2012
LIABILITIES AND STOCKHOLDERS’ DEFICIT	(Unaudited)
Current liabilities
Accounts payable and accrued expenses	$42,983	$20,854
Current portion of notes payable, non-recourse	33,562	35,644
Current portion of capital leases	230	186
Current portion of deferred revenue	4,556	3,677
Current portion of contingent consideration for business combination	750	—
Liabilities as part of assets held for sale	—	75
Total current liabilities	82,081	60,436
Notes payable, non-recourse, net of current portion	103,726	135,345
Notes payable	94,442	87,354
Capital leases, net of current portion	5,051	5,244
Interest rate swaps	750	1,771
Deferred revenue, net of current portion	11,464	11,451
Contingent consideration, net of current portion	3,094	—
Customer security deposits, net of current portion	—	9
Total liabilities	300,608	301,610
Commitments and contingencies
Stockholders’ Deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at December 31, 2012 and March 31, 2012, respectively. Liquidation preference of $3,589	3,439	3,357
Class A common stock, $0.001 par value per share; 118,759,000 and 75,000,000 shares authorized; 48,446,468 and 37,722,927 shares issued and 48,395,028 and 37,671,487 shares outstanding at December 31, 2012 and March 31, 2012, respectively	48	38
Class B common stock, $0.001 par value per share; 1,241,000 and 15,000,000 shares authorized; 1,241,000 and 1,241,000 shares issued and 0 and 25,000 shares outstanding, at December 31, 2012 and March 31, 2012, respectively	—	—
Additional paid-in capital	221,817	206,348
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(230,858)	(221,044)
Total stockholders’ deficit	(5,726)	(11,473)
Total liabilities and stockholders’ deficit	$294,882	$290,137

CINEDIGM DIGITAL CINEMA CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2012	2011	2012	2011
Revenues	$23,212	$19,793	$66,725	$58,862
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	3,169	2,104	8,532	5,394
Selling, general and administrative	6,265	4,303	18,464	11,784
Provision for doubtful accounts	72	—	226	—
Research and development	38	72	112	162
Merger and acquisition expenses	—	—	1,267	—
Restructuring expenses	—	832	340	832
Depreciation and amortization of property and equipment	9,155	8,996	27,372	26,719
Amortization of intangible assets	739	84	1,120	253
Total operating expenses	19,438	16,391	57,433	45,144
Income from operations	3,774	3,402	9,292	13,718
Interest income	2	21	20	96
Interest expense	(6,690)	(7,603)	(21,444)	(22,543)
Income (loss) on investment in non-consolidated entity	678	(343)	1,340	(343)
Other income, net	103	175	494	606
Change in fair value of interest rate swap	349	597	1,025	29
Net loss from continuing operations	(1,784)	(3,751)	(9,273)	(8,437)
Loss from discontinued operations	—	(6,889)	(274)	(8,826)
Net loss	(1,784)	(10,640)	(9,547)	(17,263)
Preferred stock dividends	(89)	(89)	(267)	(267)
Net loss attributable to common stockholders	$(1,873)	$(10,729)	$(9,814)	$(17,530)
Net loss per Class A and Class B common share - basic and diluted:
Loss from continuing operations	$(0.03)	$(0.10)	$(0.20)	$(0.24)
Loss from discontinued operations	$—	$(0.18)	$(0.01)	$(0.25)
	$(0.03)	$(0.28)	$(0.21)	$(0.49)
Weighted average number of Class A and Class B common shares outstanding: Basic and diluted	48,320,257	37,620,287	47,254,337	35,800,878

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations for the three and nine months ended December 31, 2012 and 2011:

	For the Three Months Ended December 31,
($ in thousands)	2012	2011
Net loss from continuing operations	$(1,784)	$(3,751)
Add Back:
Amortization of capitalized software costs	302	130
Depreciation and amortization of property and equipment	9,155	8,996
Amortization of intangible assets	739	84
Interest income	(2)	(21)
Interest expense	6,690	7,603
Other income, net	(103)	(175)
Income on investment in non-consolidated entity	(678)	343
Change in fair value of interest rate swap	(349)	(597)
Stock-based expenses	43	142
Stock-based compensation	513	561
Restructuring expenses	—	832
Allocated costs attributable to discontinued operations	—	119
Adjusted EBITDA	$14,526	$14,266

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(8,986)	$(8,820)
Amortization of intangible assets	(13)	(12)
Income from operations	(4,159)	(4,275)
Intersegment services fees earned (1)	845	245
Adjusted EBITDA from non-deployment businesses	$2,213	$1,404

(1) Intersegment revenues of the Services segment represent service fees earned from the Phase I and Phase II Deployments.

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Nine Months Ended December 31,
($ in thousands)	2012	2011
Net loss from continuing operations	$(9,273)	$(8,437)
Add Back:
Amortization of capitalized software costs	829	494
Depreciation and amortization of property and equipment	27,372	26,719
Amortization of intangible assets	1,120	253
Interest income	(20)	(96)
Interest expense	21,444	22,543
Other income, net	(494)	(606)
Income on investment in non-consolidated entity	(1,340)	343
Change in fair value of interest rate swap	(1,025)	(29)
Stock-based expenses	343	704
Stock-based compensation	1,527	1,479
Merger and acquisition expenses	1,267	—
Restructuring expenses	340	832
Allocated costs attributable to discontinued operations	—	623
Adjusted EBITDA	$42,090	$44,822

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(26,890)	$(26,330)
Amortization of intangible assets	(39)	(39)
Income from operations	(13,563)	(16,312)
Intersegment services fees earned (1)	2,661	3,323
Adjusted EBITDA from non-deployment businesses	$4,259	$5,464

(1) Intersegment revenues of the Services segment represent service fees earned from the Phase I and Phase II Deployments.